Exhibit 5.1

August 13, 2024

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Re: Registration Statement on Form S-8 of 1,300,000 Shares of common stock of NiSource Inc., $.01 par value per share to be issued pursuant to the Amended and Restated NiSource Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special counsel to NiSource Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “SEC”) by the Company in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,300,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), which may be issued under the Amended and Restated NiSource Inc. Employee Stock Purchase Plan (the “Plan”). This opinion letter is being furnished at the Company’s request to fulfill the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the exhibits being filed therewith or incorporated by reference therein. In addition, we have examined and relied upon the following:

(i)

a certificate from the Assistant Corporate Secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation, together with all amendments thereto, and the Amended and Restated Bylaws of the Company and (B) resolutions of the Board of Directors of the Company with respect to the Registration Statement and the Plan;

(ii)	a certificate dated August 12, 2024 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in Delaware; and

(iii)	originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following: (a) to the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters; (b) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents; (c) the genuineness of all signatures; and (d) the Registration Statement will be effective under the Securities Act.

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NiSource Inc.

August 13, 2024

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with and upon the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the Delaware General Corporation Law, as in effect of the date hereof, and we do not express any opinion concerning any other law.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP